Exhibit 31.1

CERTIFICATIONS

I, Gary R. Holland, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Fargo Electronics, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of Fargo Electronics, Inc. as of, and for, the periods presented in this quarterly report;

4. Fargo Electronics, Inc.’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Fargo Electronics, Inc. and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Fargo Electronics, Inc. is made known to us by others within the Company, particularly during the period in which this quarterly report is being prepared;

b) evaluated the effectiveness of Fargo Electronics, Inc.’s disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this quarterly report based on such evaluation; and

c) disclosed in this report any change in Fargo Electronics, Inc.’s internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) that occurred during Fargo Electronics, Inc.’s most recent fiscal quarter (Fargo Electronics, Inc.’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, Fargo Electronics, Inc.’s internal control over financial reporting; and

5. Fargo Electronics, Inc.’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Fargo Electronics, Inc.’s auditors and the audit committee of Fargo Electronics Inc.’s board of directors:

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Fargo Electronics, Inc.’s ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in Fargo Electronics, Inc.’s internal control over financial reporting.

August 9, 2004

/s/ GARY R. HOLLAND
Gary R. Holland
Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)